EXHIBIT 10.23

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

ALTERNUS ENERGY INC.

SECURED SUBORDINATE

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $_________________	Issuance Date: February __, 2019
Purchase Price: $____________________	Maturity Date: February __, 2021

FOR VALUE RECEIVED, Alternus Energy Inc., a Nevada corporation whose principal office is located at One World Trade Center, Suite 8500, New York, NY 10007 (the “Company”), promises to pay to the order of ___________________ (the “Payee”), at the office of the Payee or at such other place as Payee may designate in writing, the principal sum of ______________________ Dollars ($__________) (the “Principal Amount”) on the terms set forth below. All payments hereunder shall be made in U.S. currency and without setoff, deduction or counterclaim.

1. Definitions.

The following terms shall have the meanings herein specified:

“Collateral” shall mean all of the property set forth in Exhibit A attached hereto and made a part hereof.

“Holder” means the Payee, and each endorsee, pledgee, assignee, owner and holder of this Note, as such; and any consent, waiver or agreement in writing by the then Holder with respect to any matter or thing in connection with this Note, whether altering any provision hereof or otherwise, shall bind all subsequent Holders. Notwithstanding the foregoing, the Company may treat the registered holder of this Note as the Holder for all purposes.

“Person” means an individual, trust, partnership, firm, association, corporation or other organization or a government or governmental authority.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of __________, 2019 among Company and the original Holder, as amended, modified or supplemented from time to time in accordance with its terms.

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“VWAP” means, as of any date, the daily dollar volume-weighted average price for such security as reported by Bloomberg, LP through its “Historical Price Table Screen (HP)” with Market: Weighted Ave function selected (or comparable financial news service (U.S market only), or, if no dollar volume-weighted average price is reported for such security by Bloomberg, LP (or comparable financial news service (U.S market only), the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by the OTC Markets Group.

Words of one gender include the other gender; the singular includes the plural; and the plural includes the singular, unless the context otherwise requires.

2. Security; Payment and Conversion of this Note

(a) Security. Payment of the principal amount due on this Note is secured by all of the right, title and interest of the Company in and to the Collateral to secure the full and prompt payment of all of the monies due under this Note. This Note shall be senior in priority to all obligations of the Company other than Company’s obligations to InMost Discovery Capital LLC and the senior lending banks of all of the Company’s subsidiaries. The Company shall cause the same to be duly recorded and filed in the United States to perfect the security interest of Holder in the Collateral.

(b) Payment after Milestone Deadline. The Principal Amount, if and to the extent not converted or repaid as set forth below, shall be due and payable on the Maturity Date, and thereafter the Holder may proceed to collect such monies due.

(c) Call Option Right. Commencing the day after the Issuance Date and continuing until the Maturity Date (the “Call Option Period”), the Holder shall have the right to require repayment of any or all of the outstanding and unpaid portion of the Principal Amount of the Note by delivering a written notice to the Company. The Company shall have thirty (30) days from the date the Call notice is received by the Company to repay the Note, subject to the earliest repayment date being the earlier of i) the Uplift (as defined in Section 2(d) below), or ii) December 31, 2019. If the Call Option is not exercised by the Holder during the Call Option Period, the Call Option expires and the Principal Amount, if and to the extent not converted or repaid, is due and payable on the Maturity Date.

(d) Redemption Right. Notwithstanding the above, if the Company successfully lists its common stock on a national stock exchange (NYSE or NASDAQ) and the VWAP of the Company’s common stock has been equal to or greater than fifty cents ($0.50) per share for 30 trading days prior to the Company’s stock trading on a national exchange (the “Uplift”), then the Company has the right to require the Holder to surrender the Note for redemption by delivering a written notice to the Holder (the “Notice of Redemption”). The Holder shall have the right to convert the Note pursuant to Section 2(e) below within 5 days of receipt of the Company’s Notice of Redemption; if a Notice of Conversion is not received by the Company within 5 days, the Company shall pay the Principal Amount of the Note that is outstanding as of the date of the Uplift without penalty, such amount to be paid by the Company within 30 days after the Uplift.

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(e) Conversion Privilege. The Holder shall have the right commencing on the Issuance Date, and continuing until this Note is fully paid, to convert any or all of the outstanding and unpaid portion of this Note, at the election of the Holder (the date of giving of such notice of conversion being a “Conversion Date”) into fully paid and non-assessable shares of restricted common stock as such stock exists on the date of issuance of this Note (such shares, the “Conversion Shares”), or any shares of capital stock of the Company into which such Common Stock shall hereafter be changed or reclassified, at the conversion price per share equal to twenty cents ($0.20) per share (the “Conversion Price”). Upon delivery to the Company of a completed Notice of Conversion, a form of which is attached hereto as Exhibit B, Borrower shall issue and deliver to the Holder that number of Conversion Shares for the portion of the Note converted in accordance with the foregoing.

Stock Splits, Combinations and Dividends. If the shares of the Company’s Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(f) Piggyback Registration Rights. If the Company files a registration statement on Form S-1 with Securities and Exchange Commission (SEC), the Company shall include all shares of common stock converted by the Holder and issued pursuant to this Note in the Form S-1.

3. Events of Default.

The existence of any of the following conditions shall constitute an Event of Default:

(a) Nonpayment of the Note in accordance with Section 2(b) or 2(c) above, if such breach remains unpaid and uncured for a period of ten (10) business days.

(b) Commencement of proceedings under any bankruptcy or insolvency law or other law for the reorganization, arrangement, composition or similar relief or aid of debtors or creditors if such proceeding remains undismissed and unstayed for a period of 60 days following notice to the Company by the Holder.

(b) If the Company shall dissolve, liquidate or wind up its affairs or sell substantially all of its assets or that which represents a material part of the Collateral, unless the provisions of Section 4 of this Note are met, in which case there is no Event of Default.

(c) Attachment or similar process of execution is levied against a material portion of the Company’s assets and such process is not terminated and any orders issued pursuant thereto canceled within 90 calendar days.

Upon the occurrence of an Event of Default, the Note shall immediately become due and payable in full without notice or demand. Holder shall have all rights and remedies provided by the Uniform Com-mercial Code in effect in the State of New York on the date here-of. From and after the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance of this Note at a default rate equal to one and a half percent (1.5%) per month until paid in full.

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4. Reorganization, Reclassification, Consolidation, Merger or Sale. If any reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof shall thereafter be applicable to the surviving corporation. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the surviving corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive.

5. Transfer; Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations. Transfer of this Note shall be subject to prior delivery by the proposed transferee to the Company of an opinion of counsel that such transfer is in compliance with all federal and all other applicable laws. In order to transfer this Note, the Holder, or its duly authorized attorney, shall surrender this Note at the office of the Company pursuant to Section 10 herein, accompanied by an assignment duly executed by the Holder hereof.

6. Loss or Mutilation of Note. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, together with an indemnity reasonably satisfactory to the Company, in the case of loss, theft, or destruction, or the surrender and cancellation of this Note, in the case of mutilation, the Company shall execute and deliver to the Holder a new Note of like tenor and denomination as this Note.

7. Holder not Shareholder. This Note does not confer upon the Holder any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the conversion hereof.

8. Waivers. The failure of Holder to enforce at any time any of the provisions of this Note shall not, absent an express written waiver signed by Holder specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Note or any part hereof or the right of Holder thereafter to enforce each and every such provision. No waiver of any breach of this Note shall be held to be a waiver of any other or subsequent breach. The Company waives presentment, demand, notice of dishonor, protest and notice of nonpayment and protest.

9. Taxes. The Company agrees that it will pay, when due and payable, any and all stamp, original issue or similar taxes which may be payable in respect of the issue of this Note. The Company shall not be required to pay any stamp, original issue or similar tax which may be payable in respect of any transfer involved in the transfer and delivery of this Note to a person other than of the Payee.

10. Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile or electronic transmission (receipt confirmed electronically) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

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if to Payee to:

if to the Company to:

Alternus Energy Inc.

Attn: CFO

One World Trade Center, Suite 8500

New York, NY 10007

Email: vb@alternusenergy.com

Any party may change the above specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile or email, provided that any such facsimile or email is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).

11. Headings. The titles and headings to the Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note. This Note shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Note to be drafted.

12. Applicable Law and Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

13. Survival Of Representations And Warranties; Attorneys Fee. This Note shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. If this Note is not paid when due or if the Company breaches any provisions of this Note, in addition to all other amounts due herein, the Company promises to pay all costs of collection and all reasonable attorney fees and court costs incurred by Holder.

14. Assignment. This Note may not be assigned by either party hereto without the prior written consent of the other (except that the Company may without the prior written consent of the Holder assign this Note in the event of a merger, acquisition, reorganization or the sale of all or substantially all of its assets to another corporation to the surviving entity of such merger, acquisition, reorganization or sale).

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IN WITNESS WHEREOF, Alternus Energy Inc. has caused this Convertible Promissory Note to be signed in its name by the signature of its duly authorized representative.

Alternus Energy Inc.

______________________________

By: Vincent Browne

Its: Chief Executive Officer

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EXHIBIT A

COLLATERAL

All right, title and interest of the Debtor and its subsidiaries in and to equipment and fixtures of every type or description, now owned or hereafter acquired and wherever located, including, but not limited to, all machinery, appliances, apparatus, equipment, fittings, fixtures, materials, articles of personal property and goods of every kind and nature whatsoever, and all additions thereto and renewals and replacements thereof, substitutions therefor, now or hereafter affixed to, attached to placed upon or located upon, or in the buildings and improvements now or hereafter located upon the Premises, or any part thereof, and used or usable or intended to be used in connection with the complete and comfortable use, ownership, management, maintenance, enjoyment or operation of said buildings, improvements or the Premises in any present or future occupancy or use thereof and now owned or hereafter owned by the Debtor and its subsidiaries.

All rights, title and interest of the Debtor and its subsidiaries in the Membership or Ownership Interest of other entities now-owned or hereafter acquired, including but not limited to any certificates, instruments and agreements representing such Membership or Ownership Interest and includes any securities or other interests, howsoever evidenced or denominated, received by the Debtor and its subsidiaries in exchange for or as a dividend or distribution on or otherwise received by the Debtor and its subsidiaries.

Each and every right of the Debtor and its subsidiaries of the payment of money, whether such rights to payment now exists or hereafter arises, arising out of a sale, lease or other disposition of goods or other property or under any contract or agreement to render services of any kind, whether or not such right to payment is earned by performance and howsoever such right to payment may be evidenced, whether by open account, instrument, note, draft, document, chattel paper or otherwise, together with all other rights and interests which the Debtor and its subsidiaries may at any time have by law or agreement against any account debtor or other obligor obligated to obligor; all including but not limited to all present and future debt instruments, mortgages receivable, chattel paper, tax refunds, general intangibles (including, without limitation, patent rights, copyrights and trademarks), account and contract right of the Debtor and its subsidiaries (the Accounts).

All rents, condemnation awards and hazard insurance proceeds. Any money or property at any time in the possession of others belonging to the Debtor and its subsidiaries, including any deposit or credit balance and all property or the proceeds thereof held by the others for any purpose including safekeeping, custody, transmission, collection or pledge. Any and all other proceeds and/or claims the Debtor and its subsidiaries are entitled to.

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